      As filed with the Securities and Exchange Commission on January 22, 1999
                                                  Registration No. 333-________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                 ROSS SYSTEMS, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




          DELAWARE                      7372                   94-2170198
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD         (I.R.S. EMPLOYER
      OF INCORPORATION OR     INDUSTRIAL CLASSIFICATION   IDENTIFICATION NUMBER)
         ORGANIZATION)               CODE NUMBER)


                               TWO CONCOURSE PARKWAY
                                     SUITE 800
                                 ATLANTA, GA 30328
                                   (770) 351-9600
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                     REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                         1991 EMPLOYEE STOCK PURCHASE PLAN
                          1998 INCENTIVE STOCK OPTION PLAN
                             (FULL TITLE OF THE PLANS)


                                   DENNIS V. VOHS
                             CHAIRMAN OF THE BOARD AND
                              CHIEF EXECUTIVE OFFICER
                                ROSS SYSTEMS, INC.
                               TWO CONCOURSE PARKWAY
                                     SUITE 800
                                 ATLANTA, GA 30328
                                   (770) 351-9600
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                     AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                     COPY TO:
                               MARIO M. ROSATI, ESQ.
                          WILSON SONSINI GOODRICH & ROSATI
                              PROFESSIONAL CORPORATION
                                 650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304-1050

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

                            CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                               PROPOSED          PROPOSED         AMOUNT OF
                                                              AMOUNT           MAXIMUM            MAXIMUM        REGISTRATION
                                                              TO BE            OFFERING          AGGREGATE           FEE
           TITLE OF SECURITIES TO BE REGISTERED             REGISTERED      PRICE PER SHARE    OFFERING PRICE
      1991 Employee Stock Purchase Plan Common Stock,        150,000           $3.6125         $  541,875.00       $  150.64
      $0.001 par value (1)
      1998 Incentive Stock Option Plan Common Stock,        1,000,000          $4.25           $4,250,000.00       $1,181.50
      $0.001 par value (2)

      TOTAL REGISTRATION FEES                                                                                      $1,332.14
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1991 Employee Stock Purchase Plan as a result of an amendment approved by the shareholders at the Registrant's Annual Meeting held on November 18, 1998 increasing the number of shares authorized for issuance thereunder by 150,000. The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in the following sentence) of the average of the high and low price of Registrant's Common Stock as reported on the Nasdaq National Market System on January 15, 1999 because the price at which the options to be granted in the future is not currently determinable. Pursuant to the 1991 Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

(2) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1998 Incentive Stock Option Plan as a result of an amendment approved by the shareholders at the Registrant's Annual Meeting held on November 18, 1998 increasing the number of shares authorized for issuance thereunder by 1,000,000. The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of Registrant's Common Stock as reported on the Nasdaq National Market System on January 15, 1999 because the price at which the options to be granted in the future is not currently determinable.

                                 ROSS SYSTEMS, INC.
                         REGISTRATION STATEMENT ON FORM S-8

                                      PART II

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 22, 1991.

     (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

     (c) The Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION of SECURITIES.

     Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of the date hereof, certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, hold options to purchase 30,000 shares of the Registrant's Common Stock. Mario M. Rosati, a member of such firm, is a Director and Assistant Secretary of the Registrant.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the
"Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.   EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index below).

Item 9.   UNDERTAKINGS.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Ross Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Atlanta, State of Georgia, on January 22, 1999.


                                        ROSS SYSTEMS, INC.

                                        By:  /s/ DENNIS V. VOHS
                                           -----------------------------------
                                             Dennis V. Vohs,
                                             Chairman of the Board and
                                             Chief Executive Officer

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis V. Vohs and Robert B. Webster, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                               Title                                  Date

   /s/ DENNIS V. VOHS       Chairman of the Board, Chief Executive Officer       January 22, 1999
-------------------------   and Director (Principal Executive Officer)
      (Dennis V. Vohs)

 /s/ ROBERT B. WEBSTER      Vice President, Finance and Administration,          January 22, 1999
-------------------------   Chief Financial Officer (Principal Financial
    (Robert B. Webster)     and Accounting Officer) and Secretary

                            Director
-------------------------
    (J. William Goodhew)

  /s/ MARIO M. ROSATI       Director                                             January 22, 1999
-------------------------
     (Mario M. Rosati)

                            Director
-------------------------
      (Bruce J. Ryan)

  /s/ J. PATRICK TINLEY     President, Chief Operating Officer and Director      January 22, 1999
-------------------------
     (J. Patrick Tinley)

                                 ROSS SYSTEMS, INC.

                         REGISTRATION STATEMENT ON FORM S-8

                                 INDEX TO EXHIBITS

         EXHIBIT
           NO.                      DESCRIPTION

           5.1 Opinion of counsel as to legality of securities being registered.

          23.1  Consent of Arthur Andersen LLP, Independent Public Accountants.

          23.2  Consent of PricewaterhouseCoopers LLP, Independent Accountants.

          23.3  Consent of KPMG, Independent Auditors

          23.4  Consent of counsel (contained in Exhibit 5.1).

          24.1 Power of Attorney (included in Registration Statement on page 6).